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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-170820 and 333-173051 on Form S-3, and Registration Statement Nos. 333-181281, 333-149774 and 333-167486 on Form S-8 of our reports dated September 16, 2015, relating to the consolidated financial statements of Hyperdynamics Corporation and subsidiaries, appearing in this Annual Report on Form 10-K of Hyperdynamics Corporation for the year ended June 30, 2015.

/S/ Hein & Associates LLP

Houston, Texas
September 16, 2015

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM